Exhibit 10.2


AMERICAN NORTEL COMMUNISCATIONS, INC.
7201 E. Camelback Road, Suite 320 Scottsdale, Arizona 85251 Phone (480) 945-1266 Fax (480) 945-1909


                                FUNDING AGREEMENT

     This Agreement is made this 24th day of April, 2001, by and between PTN Media, Inc. ("PTNM") or the "Company"), a corporation duly formed pursuant to the laws of the State of Delaware, with the address of 455 East Eisenhower Parkway, Suite 15, Ann Arbor, MI 48018 and American Nortel Communications, Inc., a corporation duly formed under the laws of the State of Wyoming with the address of 7201 East Camelback Road, Suite 320, Scottsdale, Arizona 85251.

1. This Agreement is to be used exclusively by the two aforementioned parties for the expressed purpose of a funding arrangement between the two parties. The parties agree to cooperate with each other and execute such further documents as may be required for this transaction to qualify for exemption from federal and state registration (including a subscription agreement with acknowledgement of accredited investor status and no present intent to make a distribution of the subject securities).

2. The effective date of this Agreement shall be constructed as the date of "Bonafide Signatures" by both parties and their respective officers and/or directors.

3. Confidentiality shall mean that the transaction will be kept exclusive to the parties involved which shall be limited to its officers, directors and/or agents, until such time that a bonafide closing has been consummated.

4.   The terms guiding the funding are such:

     A. The sum total of the funding between the parties is known to be $300,000.

     B.   The total amount of $300,000 will occur with a single closing.

     C. The instrument of funding is known to be either a certified check, United States of America drafted wire via the federal reserve system or Company check.

     D. The instrument to be purchased by the fundor is 300,000 shares of PTN Media common stock.

     E.   The common stock will bear a legend initially.

     F. PTN Media, Inc. will use its best efforts to effectuate a registration statement which will register for sale 300,000 common shares for the fundor known to be American Nortel Communications, Inc. PTN Media, Inc., hereby agrees that it will assure the fundor that an "effective date" for the registration statement will be in force and cleared by the SEC no later than July 31, 2001. If for any reason the registration statement is not effective by July 31, 2001, PTN Media, Inc. agrees that it will issue to American Nortel Communications, Inc. an additional 15,000 shares beginning August 1, 2001 for every 30 days, if the statement is not effective on July 31, 2001.

     G. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona.

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     It is therefore agreed by the aforementioned parties that the intended funding proceed on the merits written the body of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

              ACCEPTED:                              ACCEPTED:

              PTN MEDIA, INC.                        AMERICAN NORTEL
                                                     COMMUNICAITONS, INC.

              By:  /s/  Peter Klamka                 By:  /s/  Bill Williams
                   --------------------------           -----------------------
                        Peter Klamka                           Bill Williams
                        CEO                                    CEO
                        April 24, 2001                         April 24, 2001